     AGREEMENT BETWEEN FLORIDA GAMING CENTERS, INC., D/B/A MIAMI JAI ALAI,
        THE SUMMER JAI ALAI PARTNERSHIP AND MIAMI-DADE COUNTY REGARDING
                     SLOT MACHINES IN PARI-MUTUEL FACILITIES

THIS AGREEMENT is entered this 31 day of January,  2005, by and between  Florida
Gaming  Centers,  Inc. d/b/a Miami Jai Alai, a Florida  corporation  ("Miami Jai
Alai"),  and  Summer  Jai-Alai   partnership,   a  Florida  partnership  ("Summer
Jai-Alai;" Miami Jai Alai and Summer Jai-Alai hereinafter  collectively referred
to  as  "the  PARI-MUTUEL"),   and  MIAMI-DADE  COUNTY,   FLORIDA,  a  political
subdivision of the State of Florida  (hereinafter  referred to as the "COUNTY").

                                  WITNESSETH:

      WHEREAS,  at the  November 2, 2004 general  election,  the electors of the
State  of  Florida  voted  to adopt an  amendment  to the  Florida  Constitution authorizing the electors of Miami-Dade and Broward  Counties to hold county-wide
elections  on  whether  to  authorize   slot  machines  in  existing,   licensed
PARI-MUTUEL  facilities  that have conducted live racing or games in that county during each of the last two  calendar  years  before the  effective  date of the amendment.  Article X, Section 23 of the Florida  Constitution,  a copy of which amendment is attached  and  incorporated  by reference as Exhibit A  ("Amendment
4");

      WHEREAS,  pursuant  to a  resolution  passed  on  January  20,  2005,  the
Miami-Dade Board of County  Commissioners called a countywide special election to be held by the County on Tuesday, March 8, 2005 (the "Special Election") for the
purpose of submitting  to the  qualified  electors of the County the question of whether to authorize  slot machines in certain  existing,  licensed  PARI-MUTUEL facilities as provided in Article X, section 23;

      WHEREAS, the COUNTY and the PARI-MUTUEL recognize that each entity impacts the health and general welfare of the residents of Miami-Dade County; and

      WHEREAS,  the COUNTY and the  PARI-MUTUEL  recognize that the residents of
Miami-Dade County have legitimate concerns over increased development,  traffic, congestion, and the quality of life in Miami-Dade County; and

      WHEREAS,  the  PARI-MUTUEL  desires to assist the COUNTY in offsetting and defraying governmental impacts, including the costs of regional law enforcement, human services,  mass transit  operation,  and to mitigate lost revenues such as sales tax surcharges that the COUNTY will incur as a result of the PARI-MUTUEL's slot machine operations in Miami-Dade County; and

      WHEREAS,  in  consideration  of the COUNTY  incurring  additional costs of administration and services,  the COUNTY  experiencing  losses of revenues,  and other good and valuable  consideration,  the PARI-MUTUEL and the COUNTY agree to enter into this Agreement; and

      WHEREAS,  prior to the special  election on March 8, 2005, the COUNTY will incur significant upfront expenses in planning and preparing for the possibility that voters  will  authorize  slot  machines,  regardless  of the outcome of the election; and

      WHEREAS,  such upfront and start-up expenses include,  but are not limited
to  expenses  related  to  planning  and  developing   road,   signal  and  sign
improvements  to  handle   additional   traffic  at  and  near  the  PARI-MUTUEL
facilities,  forecasting and planning necessary enhancements to the rail and bus transit system on routes to and from the  PARI-MUTUEL  facilities,  planning and development  of  additional  infrastructure  needs at the airport and seaport to accommodate  increased  tourist  traffic  resulting  from the  presence  of slot machines in the COUNTY,  planning and development of a coordinated marketing and promotional  campaign  related to having slot  machines  in the  COUNTY,  and/or studying  new  economic  development  opportunities,  such as hotel  and  resort complexes, retail centers and restaurants,  presented by having slot machines in the COUNTY.

      WHEREAS,  if the  Referendum  is adopted by a  majority  of the  qualified electorate voting in the Special Election,  slot machines shall be authorized to operate in each of the  following  PARI-MUTUEL  facilities  located in Miami-Dade
County, Florida:

      Calder Race Course
      21001 N.W. 27th Avenue
      Miami, FL. 33056

      Flagler Greyhound Track
      401 NW 38th Ct
      Miami, FL 33126

      Miami Jai-Alai Fronton
      3500 NW 37th Ave
      Miami, FL 33142

      NOW,  THEREFORE,  in  consideration of the mutual covenants and agreements hereinafter contained,  the parties hereto do and hereby mutually agree and bind themselves as follows:

      Section 1. RULES OF LEGAL CONSTRUCTION.

      For all purposes of the Agreement, unless otherwise expressly provided:

      a)    A defined term has the meaning assigned to it;

      b)    Words in the  singular  include  the  plural,  and  words in  plural include the singular;

      c)    A pronoun in one gender  includes  and  applies to other  genders as well; and

      d)    The terms "hereunder", "herein", "hereof', "hereto" and such similar terms shall refer to the instant  Agreement  in its entirety and not to individual  sections or articles

      e)    The  Parties  hereto  agree  that this  Agreement  shall not be more strictly construed against either the COUNTY or the PARI-MUTUEL.

      f)    The whereas  clauses  set forth  above shall be deemed  incorporated herein.

      g)    All  exhibits  and  appendices   attached  hereto  shall  be  deemed
            incorporated herein.

      Section 2. Definitions As used herein:

      "Agreement" means this Agreement between the COUNTY and the PARI-MUTUEL.

      "Applicable  Laws" means those  applicable  federal,  state or local laws, rules,  regulations,  codes,  ordinances,  resolutions,  administrative  orders, schedules,  permits,  decrees, tariffs, policies and procedures and orders which govern or relate to the respective  Parties'  obligations and performance  under this Agreement, all as they may be amended from time to time.

      "COUNTY" means Miami-Dade County, a political  subdivision of the State of
Florida, and all departments, agencies and instrumentalities thereof.

      "Effective Date" shall have the meaning set forth in Section 3 hereof.

      "Fiscal Year" means the County's  fiscal year,  which begins October 1 and ends September 30.

      "Gross Slot Revenues"  means all currency and other  consideration  placed into any slot machine at the PARI-MUTUEL  FACILITY,  less payouts to and credits redeemed by players at the PARI-MUTUEL FACILITY.

      "Pari-Mutuel  Facility"  means  the  facilities  at which the  PARI-MUTUEL operates.

      "Slot  Machine"  means any  machine as defined by Section  849.16  Florida
Statutes or any other Applicable Laws.

      Section 3. Term and Effective Date

      Subject to Section 28 and the terms and conditions  contained herein, this
Agreement  between the COUNTY and the  PARI-MUTUEL  shall be effective as of the effective date of the resolution of the Miami-Dade Board of County Commissioners approving this Agreement.

      This Agreement  shall remain in effect for a term of 30 years and shall be automatically  renewed for  successive  thirty (30) year terms unless the COUNTY sends to the  PARI-MUTUEL  written  notice of its  intent  not to renew at least thirty (30) days prior to the expiration of any such term or renewal term.  This
Agreement  may not be  terminated  during its term except as expressly  provided herein.

      Section 4. Compensation

      a. To help offset the upfront  expenses set forth in the whereas  clauses, the PARI-MUTUEL agrees to pay the COUNTY one million,  three hundred thirty three thousand,  three hundred  thirty three dollars  ($1,333,333.00)  within ten (10)
calendar days (including weekends and holidays) after the effective date of this
Agreement (the "Flat Fee Payment"),  pursuant to the provisions of Section 7. In addition,  beginning  on the date  that any slot  machines  are  authorized  and operating,  and continuing  through the term of the Agreement,  the  PARI-MUTUEL agrees to pay the COUNTY a monthly  amount in arrears  equal to one and one-half percent  (1.50%) of Gross  Slot  Revenues  generated  at the  PARI-MUTUEL  (the
"Monthly Percentage  Payment").  The Monthly Percentage Payment shall become due and  payable  in the amount  calculated  pursuant  to the  immediately-preceding sentences  on the 15th day of the calendar  month  following  its  accrual.  The
Monthly  Percentage  Payment  shall be made as an advance on the total amount of any percentage payments on Gross Slot Revenues paid by the PARI-MUTUEL to the

COUNTY. In addition to the cumulative amounts of the Monthly Percentage Payments during the  PARI-MUTUEL's  fiscal year, the PARI-MUTUEL shall on an annual basis within 60 days  following the conclusion of such  PARI-MUTUEL's  fiscal year pay the County a supplemental annual percentage of Gross Slot Revenues in accordance with the sliding scale set forth below for the  additional  amounts,  if any, of the  percentage  of  Gross  Slot  Revenues  that are due to the  COUNTY  for the preceding  fiscal year (the "Annual  Sliding Scale  Percentage  Payment")  after giving credit for the Monthly Percentage Payments already made to the COUNTY for such fiscal year:

                One and one-half percent (1.50%) of the first $250 million of
                Gross Slot Revenues;

                Two percent (2.0%) of any and all amounts by which the Gross
                Slot Revenues exceed $250 million;

[For  example,  assuming  that the  first  full  calendar  year of slot  machine operations in the PARI-MUTUEL  corresponded directly to such PARI-MUTUEL'S fiscal year beginning January 1, 2006, and concluding  December 31, 2006, and the total amount of the Gross Slot Revenues  generated by the PARI-MUTUEL  FACILITY during such fiscal year was  $500,000,000.00,  the total  amount of the Annual  Sliding
Scale Percentage Payment would be $8,750,000 (i.e., $3,750,000, representing 1.5
% of the first $250 million of Gross Slot Revenues plus $5,000,000  representing
2.0 % of any and all  amounts by which the Gross  Slot  Revenues  exceeded  $250 million less the cumulative amounts of the Monthly  Percentage  Payments already paid to the COUNTY over the course of such fiscal year.]

The PARI-MUTUEL shall submit payment of the fee by corporate check made payable to the COUNTY by delivery to the following address:

                      Finance Department
                      Miami-Dade County
                      Stephen P. Clark Center
                      111 N. W. 151 Street, 26th Floor
                      Miami, Florida 33128

      Together with each payment,  the PARI-MUTUEL shall submit to the County an accounting of the operation of the slot machines and the computation of the fee.

      b. Prepayment of County Costs Incurred.  In addition to any fees and taxes as may be imposed  pursuant to Applicable  Laws,  the  PARI-MUTUEL  FACILITY has
agreed to and has paid  concurrent  with the execution of this Agreement the sum of  $1,333,333.00  to pay the  COUNTY  for any  out-of-pocket  costs as  defined herein, up to a maximum amount of the Flat Fee Payment, that are incurred by the
COUNTY as a result of the start-up of slot  machine  operations  (the  "Start-Up
Costs").  Such Start-Up  Costs shall include,  but are not limited to,  expenses related to planning and developing road,  signal and sign improvements to handle additional  traffic  at and near the  PARI-MUTUEL  facilities,  forecasting  and planning  enhancements  to the rail and bus transit system on routes to and from
the   PARI-MUTUEL   facilities,   planning   and   development   of   additional
infrastructure  at the  airport  and seaport to  accommodate  increased  tourist traffic resulting from the presence of slot machines in the COUNTY, planning and development  of a coordinated  marketing  and  promotional  campaign  related to having slot  machines in the  COUNTY,  and  studying  new  economic  development
opportunities,   such  as  hotel  and  resort  complexes,   retail  centers  and
restaurants, arising from the operation of slot machines in the COUNTY.

      Section 5. Regulatory Cost Reimbursement.

      If  the  Florida  Legislature  passes  any  act  of  law  establishing  an affirmative  obligation  on the part of the  COUNTY  to  regulate  slot  machine operations,  each of the PARI-MUTUEL agree to reimburse the COUNTY for one-third of any costs to the COUNTY attributable to such a law.

      Section 6. Auditing.

The COUNTY shall have the right to audit the books, records, and accounts of the
PARI-MUTUEL directly relating to the calculation of Gross Slot Revenues, upon reasonable notice, in order to ascertain the correctness of the Gross Slot
Revenues Payment required to be made to the COUNTY pursuant to this Agreement, including the accurate reporting of Gross Slot Revenues and the determination of
Gross Slot Revenues Payment under this Agreement. The PARI-MUTUEL shall keep such books, records, and accounts as may be necessary in order to record complete and correct entries related to the calculation of Gross Slot Revenues. All books, records, and accounts of the PARI-MUTUEL relating to Gross Slot Revenues shall be kept in written form, or in a form capable of conversion into written form within a reasonable time, and upon reasonable request to do so, the PARI-MUTUEL shall make same available at no cost to COUNTY in written form. Audited financial statements of the PARI-MUTUEL which in addition details the amount of annual Gross Slot Revenues shall be provided to the COUNTY within four (4)
months of the close of each fiscal year of the PARI-MUTUEL.

      The PARI-MUTUEL shall preserve and make availabl, at reasonable times for examination and audit by the COUNTY, all financial records, supporting documents, statistical records, and any other documents pertinent to the calculation of Gross Slot Revenues and the Gross Slot Revenues Payment pursuant to this Agreement for the required retention period of the Florida Public
Records Act (Chapter 119, Florida Statutes), if applicable, or, if the Florida
Public Records Act is not applicable, for a minimum period of three (3) years after the creation of the record. If any audit has been initiated and audit findings have not been resolved at the end of the retention period or three (3)
years, whichever is longer, the books, records, and accounts shall be retained until resolution of the audit findings. If the Florida Public Records Act is determined to be applicable to the PARI-MUTUEL's records relating to Gross Slot

Revenues, the PARI-MUTUEL shall comply with all requirements thereof; however, no confidentiality  or  nondisclosure  requirement  of either  federal or state law shall be  violated by the  PARI-MUTUEL.  Any  incomplete  or  incorrect  entry or
entries  in  excess  of  Two  Hundred  Thousand  and  00/100   ($200,000.00)  of
cumulative,  annual  funds that  should  have been paid to the COUNTY as a Gross
Slot Revenues Payment in a particular  fiscal year in such books,  records,  and accounts shall be a basis for the COUNTY's applying an administrative fee of ten percent (10%) of any amount owed to the COUNTY plus interest in an amount of one percent  (1%) per month  until the amount owed has been paid.  Any  underpayment shall be paid by the  PARI-MUTUEL to the COUNTY within ten (10) days of notice of the audit finding, including interest and the administrative fee if owed.

      Section  7. Fees.  The  PARI-MUTUEL  shall pay all  impact  fees as may be required  pursuant to the Code of Miami-Dade County and other Applicable Laws as such fees become due and payable.  After any such payment, the PARI-MUTUEL shall be  entitled to deduct from the  Monthly  Percentage  Payment in the  subsequent month an  amount  equal to the  amount  in  developmental  impact  fees that the
PARI-MUTUEL  has paid to the COUNTY for square  footage used for slot  machines.
The PARI-MUTUEL  shall also be entitled to a credit against fees assessed by the
COUNTY  as set forth in the Code of  Miami-Dade  County  for the  administrative processing and review of applications for development permits for square footage used for slot machines submitted to Miami-Dade County for review and approval.

      Notwithstanding  and prevailing  over any other provision of this section, this section  shall not apply to the  construction  or  renovation of any square footage of buildings  on the  PARI-MUTUEL  FACILITY  not used for slot  machines, including but not limited to hotels, retail uses, or commercial uses.

      The  PARI-MUTUEL  acknowledges  that  it  is  required  to  obtain  COUNTY occupational licenses related to slot machine operations pursuant to the Code of
Miami-Dade  County  during  the term of this  Agreement,  but  pursuant  to this section, is deemed to have prepaid any fees for such licenses.

      Section 8. Bond and assignment of revenues.

      Within  thirty  (30)  days  following  the  commencement  of slot  machine operations  at  the  PARI-MUTUEL,  the  PARI-MUTUEL  shall  provide  a  bond  or irrevocable  letter of credit in the  amount  of  $100,000.00  to the  COUNTY to secure the obligations of the PARI-MUTUEL under this Agreement.  The PARI-MUTUEL shall keep the bond or irrevocable  letter of credit in effect until the earlier of such time as (a) slot machine  operations cease at the Pari-Mutuel  Facility;
(b) this  Agreement  terminates  or (c) the  COUNTY  Manager  agrees to waive or modify the requirements of this section based upon satisfactory  payment history by the PARI-MUTUEL.

      Section 9. Notices

      All notices,  demands and  requests  which may or are required to be given hereunder  shall,  except as  otherwise  expressly  provided,  be in writing and delivered  by  personal  service or sent by telex,  telecopy,  telegram,  United
States Registered or Certified Mail, return receipt requested,  postage prepaid, or by overnight express delivery, such as Federal Express, to the parties at the addresses and telecopy  numbers listed below.  Any notice given pursuant to this
Agreement shall be deemed given when received.  Any actions required to be taken hereunder which fall on Saturday,  Sunday, or United States legal holidays shall be deemed to be performed  timely when taken on the  succeeding  day  thereafter which shall not be a Saturday, Sunday or legal holiday.

        To the COUNTY:       County Manager
                             Miami-Dade County
                             Stephen P. Clark Center
                             111 N.W. 1st Street, 29th Floor
                             Miami, Florida 33128

        With a copy to:      County Attorney
                             Miami-Dade County
                             Stephen P. Clark Center
                             111 N.W. 1st Street, 28th Floor
                             Miami, Florida 33128

        To the PARI-MUTUEL:  Florida Gaming Centers, Inc.,
                             Attn: W. Bennett Collett, Sr.,
                             President
                             3500 NW 37th Avenue
                             Miami, Florida 33142

                                  -- and -

                             Florida Gaming Centers, Inc.,
                             Attn: Dan Licciardi,
                             General Manager
                             3500 NW 37th Avenue
                             Miami, Florida 33142

        With copies to:      R. James Straus, Esquire
                             Counsel to Miami Jai Alai
                             Frost Brown Todd LLC
                             400 West Market Street, 32nd
                             Louisville, Kentucky 40202

                                  -- and -

                             Lori K. Weems, Esquire
                             Counsel to Summer Jai-Alai
                             Holland & Knight LLP
                             701 Brickell Avenue, Suite 3000
                             Miami, Florida 33131

      Section 10. Agreement Not a Lease

      It is agreed that this  Agreement is not a lease,  and that no interest or estate  in,  or lien on,  real  property  or  improvements  is  created  by this
Agreement.

      Section 11. Indemnification

      The PARI-MUTUEL agrees to indemnify, protect and hold harmless the COUNTY, its agents and employees,  from and against all suits, actions, claims, demands, damages,  losses,  penalties or fines,  expenses,  attorneys' fees, and costs of every kind or  description  to which the COUNTY,  its agents or employees may be subjected  which  are  caused  by or arise  out of,  in  whole  or in part,  the negligent  acts or  intentional  misconduct  of the  PARI-MUTUEL  or its agents, employees,  officers  or  contractors  which  arise  from,  grow out of,  or are connected with this  Agreement;  except to the extent that such damage,  loss or liability  is caused by the  negligence  of, or  intentional  misconduct  of the
COUNTY or its employees, agents or contractors.  This indemnity obligation shall apply  regardless  of whether  such suits,  actions,  claims,  damages,  losses, penalties,  or expenses  and costs be against or sustained by others to whom the
COUNTY,  its agents or employees may become liable.  Upon request of the COUNTY, the PARI-MUTUEL shall undertake to defend, at its sole cost and expense, any and all suits brought against the COUNTY in connection with the matters specified in this Section,  in the event such suit is solely caused by the  negligence by the
PARI-MUTUEL or its agents, employees, officers or contractors. PARI-MUTUEL shall have the right to cooperate in the defense,  including  the selection of private counsel, if any, at its sole cost and expense,  against any suit, action, claim, demand, damage, loss, penalty or fine made by any party to this Agreement or any third party that could  reasonably and forseeably  result in a material  adverse impact on the  amount of Gross  Slot  Revenues  generated  or  capable  of being generated at the  PARI-MUTUEL,  provided  however that nothing  contained herein shall limit the COUNTY's right to direct the defense.

      Section 12. Exclusive Venue, Choice of Law, Specific Performance

      It is  mutually  understood  and agreed by the parties  hereto,  that this
Agreement  shall be  governed  by the  laws of the  State  of  Florida,  and any applicable federal law, both as to interpretation and performance,  and that any action at law, suit in equity or judicial  proceedings  for the  enforcement  of this Agreement or any provision  hereof shall be instituted only in the courts of the State of Florida or federal  courts and venue for any such actions  shall lie  exclusively  in a court of  competent  jurisdiction  in  Miami,  Miami-Dade
County,  Florida.  In  addition to any other  legal  rights,  the COUNTY and the
PARI-MUTUEL  FACILITY shall each have the right to specific  performance of this
Agreement in court.

      Section 13. Voluntary Payment

      The  PARI-MUTUEL  and the  COUNTY  each agree that in the event all or any part of this  Agreement  is struck down by judicial  proceeding  or preempted by legislative  action,  the  PARI-MUTUEL and the COUNTY shall continue to honor the terms and conditions of this Agreement to the extent allowed by law.

      Section 14.- No Oral Change or Termination

      This  Agreement  and the  exhibits  and  appendices  appended  hereto  and incorporated  herein by  reference,  if any,  constitute  the  entire  Agreement between the parties with respect to the subject  matter  hereof.  This Agreement supersedes  any prior  agreements  or  understandings  between the parties  with respect to the subject matter hereof,  and no change,  modification or discharge hereof in whole or in part shall be effective  unless such change,  modification or discharge is in writing and signed by the party against whom  enforcement  of the change,  modification  or  discharge  is sought.  This  Agreement  cannot be changed or  terminated  orally.

      Section 15. Compliance with Applicable Laws

      Throughout the Term of this Agreement, the PARI-MUTUEL shall comply with all Applicable Laws.

      Section 16. Nuisance

      The  PARI-MUTUEL  shall not commit any nuisance or do or permit to be done anything  that may result in the  creation  or  commission  of a nuisance  in or around the PARI-MUTUEL FACILITIES.

      Section 17. Representations

      Each  party  represents  to the other  that this  Agreement  has been duly authorized,  delivered  and  executed by such party and  constitutes  the legal, valid and binding  obligation of such party,  enforceable in accordance with its terms.

      Section 18. No Exclusive Remedies

      No remedy or election  given by any provision in this  Agreement  shall be deemed exclusive unless expressly so indicated.  Wherever possible, the remedies granted  hereunder  upon a default of the other party shall be cumulative and in addition  to all other  remedies  at law or equity  arising  from such  event of default,  except where  otherwise  expressly  provided.

      Section 19. Failure to Exercise Rights not a Waiver

      The failure by either party to promptly exercise any right arising hereunder shall not constitute a waiver of such right unless otherwise expressly provided herein.

      Section  20.  Events of Default

      (a)   The  PARI-MUTUEL  shall be in default under this Agreement if any of the following  events occur and continue beyond the applicable grace period:

            (i)   The  PARI-MUTUEL  fails to  comply  timely  with  any  payment obligation  which is not cured  within  fifteen (15) days from
                  PARI-MUTUEL failure to meet such payment obligation.

            (ii)  The  PARI-MUTUEL  fails  to  perform  or  breaches  any  term, covenant,  or condition of this  Agreement  which is not cured within thirty (30) days after  receipt of written  notice from the COUNTY  specifying  the nature of such  breach;  provided, however, that if such breach cannot reasonably be cured within thirty (30) days, then the PARI-MUTUEL shall not be in default if it  commences  to cure such breach  within said thirty (30)
                  day period and diligently prosecutes such cure to completion.

            (iii) If the PARI-MUTUEL  shall be adjudicated  bankrupt,  or if the
                  PARI-MUTUEL shall make a general  assignment for the benefit of creditors,  or if in any proceeding  based upon the insolvency of the PARI-MUTUEL  are commenced and not dismissed  within 60 days of filing or a receiver is appointed for all the property of the  PARI-MUTUEL  which is not dismissed  within 60 days of such appointment.

      (b)   The COUNTY  shall be in default  under this  Agreement if the COUNTY fails to perform or breaches  any term,  covenant,  or  condition of this Agreement and such failure is not cured within thirty (30) days after receipt of written  notice from a PARI-MUTUEL  specifying  the nature of such breach; provided, however, that if such breach cannot reasonably be cured within thirty (30) days, the COUNTY shall not be in default if it  commences  to cure such breach  within said thirty
            (30) day period and diligently prosecutes such cure to completion.

      Section 21. Remedies Upon Default

      Upon the occurrence of a default by a PARI-MUTUEL under this Agreement not cured within the applicable  grace period,  the PARI-MUTUEL and the COUNTY agree that the COUNTY, in addition to any other rights provided by law, shall have the right to be reimbursed  from the bond set forth  elsewhere in this Agreement and shall  have the  right to  impose  a lien on the land on which  the  PARI-MUTUEL
Facility is located.

      Section 22. Severability

      If any term or provision of this Agreement or the  application  thereof to any person or circumstance  shall, to any extent,  be invalid or  unenforceable, the remainder of this Agreement or the  application of such term or provision to persons or  circumstances  other  than  those as to which it is held  invalid or unenforceable shall not be affected thereby and shall continue in full force and effect.

      Section 23. Assignment and Transfer

      This  Agreement  shall be  binding  on the  PARI-MUTUEL  and their  heirs, successors and assigns.  The PARI-MUTUEL shall not assign this Agreement without the prior  written  consent  of the  COUNTY,  which  shall  not be  unreasonably withheld.

      Section 24. Obligations Surviving Termination Hereof

      Notwithstanding  and  prevailing  over  any  contrary  term  or  provision contained herein, in the event any party hereto exercises any lawful termination rights herein,  the following  obligations  shall survive such  termination  and continue  in full  force  and  effect  until the  expiration  of a one year term following  the  earlier  of  the  effective  date  of  such  termination  or the expiration  of the  Term:  (i)  any  and  all  outstanding  payment  obligations hereunder of any party hereto  arising  prior to  termination;  (ii) any and all indemnity  obligations  hereunder of any party hereto; (iii) the exclusive venue and  choice of law  provisions  contained  herein,  and (iv) any  other  term or
provision  herein  which  expressly   indicates  either  that  it  survives  the
termination or expiration  hereof or is or may be applicable or effective beyond the expiration or permitted early termination hereof.

      Section 25. Lack of Agency Relationship

      Nothing  contained herein shall be construed as establishing an agency  relationship  between the COUNTY and the  PARI-MUTUEL and neither the
PARI-MUTUEL nor its employees,  agents,  contractors,  subsidiaries,  divisions, affiliates or guests shall be deemed agents,  instrumentalities,  employees,  or contractors  of the  COUNTY  for any  purpose  hereunder,  and the  COUNTY,  its contractors,  agents, and employees shall not be deemed contractors,  agents, or employees of the PARI-MUTUEL or its subsidiaries, divisions or affiliates.

      Section 26. Non-Exclusivity

      Nothing in this  Agreement is intended to create any  exclusive  rights in the PARI-MUTUEL to conduct slot machine  operations within Miami-Dade  County. In the event that by operation of law other persons are  authorized to conduct slot operations within the County, then the County may permit, authorize and regulate such  business  and may enter into  contracts  to the same or similar  effect as contemplated by this Agreement without  incurring any liability,  contractual or otherwise, to the PARI-MUTUEL.

      Section 27. Government Approvals

      Notwithstanding  any rights under this Agreement this Agreement  shall not bind the Miami-Dade Board of County Commissioners, the Zoning Appeals Board, the
Building Department, the Planning and Zoning Department, or any other department or board of the County,  including Community Councils,  to agree to or grant any zoning changes, permits or any other approvals.

      Section 28. Contemporaneous Contracts

      The Parties acknowledge that the COUNTY is entering similar contracts with the  other  two (2)  Pari-Mutuels  listed  in the  Whereas  clauses  above.  The
Pari-Mutuels shall pay in full the Flat Fee Payment in the total amount of three million,  nine hundred  ninety nine  thousand,  nine hundred ninety nine dollars
($3,999,999.00).

      Section 29. Covenants.

      The  PARI-MUTUEL  agrees to execute a Declaration of Covenants which shall run with the land to ensure that the PARI-MUTUEL  shall comply with the monetary obligations  of this  Agreement  and by any person or entity who  purchases  the stock or  assets of the  PARI-MUTUEL  and/or  operates  slot  machines  from the
PARI-MUTUEL's   location.  The  declaration  is  attached  and  incorporated  by reference as Attachment A.

      Section 30.

      If the COUNTY takes affirmative action by way of ordinance,  resolution or otherwise  that would have the  reasonable or  foreseeable  result of negatively impacting the generation or capacity of generation of Gross Slot Revenues at the
PARI-MUTUEL,  then the COUNTY and the  PARI-MUTUEL  agree to  negotiate  in good faith to revise the terms and conditions of this  Agreement.  By exception,  the
County shall have no good faith obligation in the event the County's affirmative action is  mandated  by State  law.  If and until such time as an  amendment  or revised agreement is executed,  all terms and conditions of this Agreement shall remain in place.  Nothing  herein  shall be  construed to obligate the COUNTY to revise any term or condition of this Agreement.

      Section 31. Covenant Not to Sue

      The  PARI-MUTUEL  hereby  covenants that it shall not commence or maintain any lawsuit,  administrative  proceeding,  or other action, whether at law or in equity,  which challenges the validity or enforceability of this Agreement,  any provision of this Agreement or any payment,  obligation under this Agreement, including but not limited to the  obligation  of the  PARI-MUTUEL to pay the Flat
Fee Payment to the COUNTY.  This covenant  shall be binding upon,  and inure to,
the  benefit  of  the  parties,   their  successors,   assigns,   heirs,   legal
representatives, and personal representatives.

Section 32. Right to Re-open

            If Broward  County reopens any of its  agreements  with  PARI-MUTUEL facilities  related to the  operation of slots in such  facilities,  and Broward
County  negotiates  terms  and  conditions  in a new  agreement  that  are  more favorable to Broward  County than the terms and conditions of this Agreement are to the COUNTY,  then the COUNTY in its sole  discretion  shall have the right to reopen this Agreement.  In such event,  the COUNTY and the PARI-MUTUEL  agree to renegotiate  in good faith to modify the terms and  conditions of this Agreement so as to provide the COUNTY and the PARI-MUTUEL  substantially similar terms and conditions to those contained in the new Broward County agreement.

            If any other county in the State of Florida enters an agreement with a PARI-MUTUEL facility licensed under Chapter 550, Florida Statutes,  related to the operation of slots in such facility,  and such agreement  contains terms and conditions  that are more  favorable  to the  other  county  than the  terms and conditions  of this  Agreement  are to the  COUNTY,  then the COUNTY in its sole discretion  shall have the right to reopen this  Agreement.  In such event,  the
COUNTY and the  PARI-MUTUEL  agree to reopen this  Agreement and  renegotiate in good faith to modify the terms and conditions of this Agreement so as to provide the COUNTY and the  PARI-MUTUEL  substantially  similar terms and  conditions to those contained in the relevant agreement.

                          [Signature pages to follow.]

IN WITNESS WHEREOF, the COUNTY and the PARI-MUTUEL have caused this Agreement to be duly executed.

                                        MIAMI-DADE COUNTY, a political
                                        subdivision of the State of Florida

ATTEST:
CLERK OF THE BOARD
                                        By
                                           --------------------------
                                           George M. Burgess
                                           County Manager
---------------------
Deputy Clerk

                                          Approved as to form and
                                          legal sufficiency:

                                        By /s/ JMM
                                          ----------------------------
                                          Assistant County Attorney

Witnesses (if partnership):          FLORIDA GAMING CENTERS, INC., d/b/a
                                     Miami Jai Alai

                                     By: /s/Daniel J. Licciardi
                                        -------------------------
                                        Name: Daniel J. Licciardi
                                        Title: Vice President & General Manager

------------------

------------------
(Print Name)

------------------

------------------
(Print Name)

ATTEST:

------------------

------------------
Print Name of Secretary

STATE OF FLORIDA

COUNTY OF MIAMI-DADE

      The foregoing  instrument was  acknowledged  before me this day of January
2005 by DANIEL J.  LICCIARDI,  as Vice  President  & General  Manager of Florida
Gaming Centers, Inc.

-----------------------------------------
|RONALD ALBERT, JR.                     |
|MY COMMISSION # DD 003566              |
|EXPIRES: March 20, 2005                |
|Bonded Thru Notary Public Underwriters |
-----------------------------------------

                                               /s/ Ronald Albert, Jr.
                                               --------------------------------
                                               Signature of Notary Public

                                               --------------------------------
                                               Print, Type or Stamp Commissioned
                                               Name of Notary Public

Personally Known ________ OR Produced Identification ________

Type of Identification Produced______________________________

                                     SUMMER JAI-ALAI PARTNERSHIP,
                                     A Florida partnership,

                                     By Its Operating Partner:
Witnesses (if partnership):          FLORIDA GAMING CENTERS, INC., d/b/a
                                     Miami Jai Alai

                                     By: /s/ Daniel J. Licciardi
                                     -----------------------------
                                     Name: Daniel J. Licciardi
                                     Title: Vice President & General Manager

------------------

------------------
(Print Name)

------------------

------------------
(Print Name)

ATTEST:

------------------

------------------
Print Name of Secretary

STATE OF FLORIDA

COUNTY OF MIAMI-DADE

      The foregoing  instrument was  acknowledged  before me this day of January
2005 by DANIEL J.  LICCIARDI,  as Vice  President  & General  Manager of Florida
Gaming Centers,  Inc., the Operating Partner of Summer Jai-Alai  partnership,  a
Florida partnership.

-----------------------------------------
|RONALD ALBERT, JR.                     |
|MY COMMISSION # DD 003566              |
|EXPIRES: March 20, 2005                |
|Bonded Thru Notary Public Underwriters |
-----------------------------------------

                                               /s/ Ronald Albert, Jr.
                                               --------------------------------
                                               Signature of Notary Public

                                               --------------------------------
                                               Print, Type or Stamp Commissioned
                                               Name of Notary Public

Personally Known ________ OR Produced Identification ________

Type of Identification Produced______________________________